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                                                                    EXHIBIT 4(h)

                         MEDIUM TERM NOTE - MASTER NOTE

                                                                  , 2006
                                                   -----------------------------
                                                         (Date of Issuance)


      Citigroup Funding Inc. ("Issuer"), a corporation organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of Issuer (which records are maintained by Citibank, N.A. ("Paying Agent")) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS, PROSPECTUS
SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY
REFERENCE.

      This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

                                          Citigroup Funding Inc.
ATTEST:                                   --------------------------------------
                                                          (Issuer)
___________________________________   By: ______________________________________
            (Signature)                           (Authorized Signature)

                                      [Seal]

                                          JPMorgan Chase Bank, N.A.
                                          --------------------------------------
                                                         (Trustee)
                                      By: ______________________________________
                                                  (Authorized Signature)
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      This Master Note evidences indebtedness of Issuer of a single Series
         F
------------------- and Rank senior and are designated Retail Medium-Term Notes,
(Series Designator)          ---------------------------------------------------
series F
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             (Secured/Unsecured/Senior/Subordinated/Unsubordinated)(the "Debt
Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of June 1, 2005, as amended (the "Indenture"), duly executed and delivered by Issuer and Citigroup Inc., as guarantor, to JPMorgan Chase Bank, N.A., as trustee ("Trustee"), to which Indenture reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted.

      No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

      At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligation which are evidenced thereby shall no longer be evidenced by this Master Note.

================================================================================

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

________________________________________________________________________________
         (Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ________________ attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

                                          ______________________________________
Dated:                                                  (Signature)
Signature(s) Guaranteed:                  NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as written upon the face of this
                                          Master Note, in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.

================================================================================

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer of its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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                             CITIGROUP FUNDING INC.

                        RIDER TO MASTER NOTE DATED , 2006

                       RETAIL MEDIUM-TERM NOTES, SERIES F


                  This rider forms a part of and is incorporated into the Master Note dated , 2006 of Citigroup Funding Inc. (the "Company") registered in the name of Cede & Co., or its registered assigns, evidencing the Company's Retail Medium-Term Notes, Series F (the "Notes").

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS "MASTER NOTE") SET FORTH IN THE RECORDS OF THE COMPANY MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED , 2006 AND PROSPECTUS DATED , 2006 RELATING TO EACH ISSUANCE OF NOTES, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

                  THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


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                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the Notes, pursuant to their terms, on the "Optional Repayment Date" first occurring after the date of receipt of this Option to Elect Repayment as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:

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           (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, new Notes representing the remaining principal amount of Notes not repaid.

         For this Option to Elect Repayment to be effective, the Option to Elect Repayment duly completed must be received by the Paying Agent and the Trustee in the Borough of Manhattan, the City and State of New York, located initially at 111 Wall Street, 15th Floor, New York, New York 10005 and at 153 W. 51st Street, New York, New York 10019, respectively, at least 30 days but not more than 60 days prior to an "Optional Repayment Date."


Dated:

                           Signature:


                           -----------------------------------------------------
                           Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.